Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
First Quarter 2022 Financial Results
Net Investment Income of $0.44 Per Share for the First Quarter
DECLARES SECOND QUARTER 2022 DISTRIBUTION OF $0.36 PER SHARE
Menlo Park, Calif., May 4, 2022 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the first quarter ended March 31, 2022 and the declaration by its Board of Directors of its second quarter 2022 distribution of $0.36 per share.
First Quarter 2022 Highlights
▪Signed $656.6 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $125.7 million of new debt commitments to venture growth stage companies;
▪Funded $62.7 million in debt investments to 10 portfolio companies with a 13.3% weighted average annualized portfolio yield at origination;
▪Achieved a 15.5% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Earned net investment income of $13.5 million, or $0.44 per share, up from $12.9 million, or $0.42 per share, for the prior quarter;
▪Realized a 12.6% return on average equity, based on net investment income during the quarter;
▪TPVG portfolio companies Inspirato LLC and Sonder Holdings Inc. closed their SPAC mergers;
▪Eight portfolio companies raised an aggregate $805.0 million of capital in private financing rounds during the quarter;
▪Debt investment portfolio weighted average investment ranking of 2.02 as of quarter’s end;
▪Held debt investments in 48 portfolio companies, warrants in 86 portfolio companies and equity investments in 42 portfolio companies as of March 31, 2022;
▪Raised $125.0 million in aggregate principal amount from the private issuance of 5.00% institutional notes due 2027 (the “2027 Notes”);
▪Ended the quarter with a 0.98x leverage ratio;
▪Net asset value of $429.5 million, or $13.84 per share, as of March 31, 2022; and
▪Declared a second quarter distribution of $0.36 per share, payable on June 30, 2022; bringing total declared distributions to $12.22 per share since the Company’s initial public offering.
“We are off to a great start in 2022, over-earning our quarterly dividend, hitting our funding target, and increasing our portfolio yield, while maintaining high credit quality,” said Jim Labe, chairman and chief executive officer of TPVG. “The venture capital ecosystem remains active, our pipeline is growing, and we are experiencing robust demand for our debt financing solutions from high-quality venture growth stage companies.”
“Our portfolio companies continue to demonstrate the value of their innovative products and services as well as the strength of their business models, as evidenced by their ability to close attractive equity fundraising rounds and achieve exit events,” said Sajal Srivastava, president and chief investment officer of the Company. “We look forward to taking advantage of our balance sheet strength to prudently grow our portfolio and continue to deliver attractive returns to shareholders.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended March 31, 2022, the Company entered into $125.7 million of new debt commitments with 11 portfolio companies, funded debt investments totaling $62.7 million to 10 portfolio companies, acquired warrants valued at $0.8 million in 10 portfolio companies and made equity investments of $2.4 million in four portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.3% at origination. During the quarter, the Company received $115.5 million of principal prepayments and had $5.9 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the first quarter was 15.5%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the first quarter was 12.6%. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.

As of March 31, 2022, the Company held debt investments in 48 portfolio companies, warrants in 86 portfolio companies and equity investments in 42 portfolio companies. The total cost and fair value of these investments were $783.7 million and $806.4 million, respectively.
Total portfolio investment activity for the three months ended March 31, 2022 and 2021 was as follows:

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Beginning portfolio at fair value	$865,340	$633,779
New debt investments, net(a)	61,459	55,642
Scheduled principal amortization	(5,867)	(15,069)
Principal prepayments and early repayments	(115,535)	(35,966)
Net amortization and accretion of premiums and discounts and end-of term payments	1,934	1,119
Payment-in-kind coupon	1,583	1,981
New warrant investments	814	1,621
New equity investments	2,696	2,643
Proceeds from dispositions of investments	(246)	(15,000)
Net realized gains (losses) on investments	(994)	(15,703)
Net change in unrealized gains (losses) on investments	(4,737)	18,649
Ending portfolio at fair value	$806,447	$633,696
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended March 31, 2022, TPC entered into $656.6 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of March 31, 2022, the Company’s unfunded commitments totaled $232.2 million, of which $51.8 million was dependent upon portfolio companies reaching certain milestones. Of the $232.2 million of unfunded commitments, $139.6 million will expire during 2022 and $92.6 million will expire during or after 2023, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $27.3 million for the first quarter of 2022, representing a weighted average annualized portfolio yield of 15.5% on total debt investments, as compared to $20.0 million and 13.3% for the first quarter of 2021. The increase in total investment and other income was primarily due to a greater weighted average principal amount outstanding on our income-bearing debt investment portfolio and increased prepayment activity.
Operating expenses for the first quarter of 2022 were $13.8 million as compared to $11.1 million for the first quarter of 2021. Operating expenses for the first quarter of 2022 consisted of $5.1 million of interest expense and amortization of fees, $3.7 million of base management fees, $3.4 million of income incentive fees, $0.6 million of administration agreement expenses and $1.0 million of general and administrative expenses. Operating expenses for the first quarter of 2021 consisted of $4.4 million of interest expense and amortization of fees, $2.9 million of base management fees, $2.2 million of income incentive fees, $0.5 million of administration agreement expenses and $1.0 million of general and administrative expenses.
For the first quarter of 2022, the Company recorded net investment income of $13.5 million, or $0.44 per share, as compared to $8.9 million, or $0.29 per share, for the first quarter of 2021. The increase in net investment income between periods was driven primarily by greater investment and other income.
During the first quarter of 2022, the Company recognized net realized losses on investments of $3.1 million, resulting from Casper Sleep Inc. completing its take-private transaction and foreign currency adjustments on prepayments. During the first quarter of 2021, the Company recognized net realized losses on investments of $15.7 million.
Net change in unrealized losses on investments for the first quarter of 2022 was $4.7 million, resulting primarily from $3.5 million in net unrealized losses from fair value and mark-to-market adjustments, as well as the reversal and recognition of $1.2 million of previously recorded unrealized gains associated with investments realized during the period. Net change in unrealized gains on investments for the first quarter of 2021 was $18.6 million. The Company’s net realized and unrealized losses were $7.8 million for the three months ended March 31, 2022, compared to net realized and unrealized gains of $3.0 million for the three months ended March 31, 2021.

The Company’s net increase in net assets resulting from operations for the first quarter of 2022 was $5.7 million, or $0.18 per share, as compared to $11.9 million, or $0.38 per share, for the first quarter of 2021.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of March 31, 2022, the weighted average investment ranking of the Company’s debt investment portfolio was 2.02, as compared to 1.87 at the end of the prior quarter. During the quarter ended March 31, 2022, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $2.5 million was downgraded from White (2) to Yellow (3).
The following table shows the credit categories for the Company’s debt investments at fair value as of March 31, 2022 and December 31, 2021:

	March 31, 2022			December 31, 2021
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$48,533	7.0%	4	$166,091	21.9%	8
White (2)	592,462	85.1	40	538,167	71.1	38
Yellow (3)	45,146	6.5	3	41,628	5.5	2
Orange (4)	9,896	1.4	1	11,336	1.5	1
Red (5)	—	—	—	—	—	—
	$696,037	100.0%	48	$757,222	100.0%	49
NET ASSET VALUE
As of March 31, 2022, the Company’s net assets were $429.5 million, or $13.84 per share, as compared to $434.5 million, or $14.01 per share, as of December 31, 2021.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2022, the Company had total liquidity of $376.3 million, consisting of cash, cash equivalents and restricted cash of $51.3 million and available capacity under its Credit Facility of $325.0 million (which excludes an additional $50.0 million available under the Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. The Company ended the quarter with a 0.98x leverage ratio, and an asset coverage ratio of 202%.
In February 2022, the Company completed a private offering of $125.0 million in aggregate principal amount of the 2027 Notes. The 2027 Notes are unsecured and bear an interest rate of 5.00% per year, payable semiannually, will mature on February 28, 2027, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a premium. The 2027 Notes represent the Company’s third institutional notes offering after receiving its investment-grade credit rating.
DISTRIBUTION
On April 28, 2022, the Company’s board of directors declared a regular quarterly distribution of $0.36 per share for the second quarter of 2022, payable on June 30, 2022 to stockholders of record as of June 16, 2022. As of March 31, 2022, the Company had estimated spillover income of $12.8 million, or $0.41 per share.
SUBSEQUENT EVENTS
Since March 31, 2022 and through May 4, 2022:
▪DBRS, Inc. reaffirmed TPVG’s investment grade Long-Term Issuer Rating of BBB and Long-Term Senior Debt Rating of BBB, with a stable trend outlook;
▪TPC’s direct originations platform entered into $223.3 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $66.0 million of additional debt commitments;
▪The Company funded $49.2 million in new investments; and
▪The Company received $26.4 million of principal prepayments generating more than $1.0 million of accelerated income.

CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, May 4, 2022, to discuss its financial results for the quarter ended March 31, 2022. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 4, 2022, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 1699329. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, the impact of the COVID-19 pandemic and its effects on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT

The IGB Group	The IGB Group
Leon Berman	Mike Adamo
212-477-8438	860-977-3829
lberman@igbir.com	madamo@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Investments at fair value (amortized cost of $783,694 and $837,849, respectively)	$806,447	$865,340
Cash and cash equivalents	51,275	51,272
Restricted cash	—	7,875
Deferred credit facility costs	1,946	2,170
Prepaid expenses and other assets	915	1,013
Total assets	$860,583	$927,670

Liabilities
Revolving Credit Facility	$25,000	$200,000
2025 Notes, net	69,391	69,348
2026 Notes, net	198,266	198,155
2027 Notes, net	123,684	—
Other accrued expenses and liabilities	14,783	25,676
Total liabilities	$431,124	$493,179

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	310	310
Paid-in capital in excess of par value	414,644	414,218
Total distributable earnings (loss)	14,505	19,963
Total net assets	$429,459	$434,491
Total liabilities and net assets	$860,583	$927,670

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	31,037	31,011
Net asset value per share	$13.84	$14.01

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$25,934	$19,191
Other income	1,415	783
Total investment and other income	$27,349	$19,974

Operating expenses
Base management fee	$3,717	$2,924
Income incentive fee	3,387	2,227
Interest expense and amortization of fees	5,099	4,351
Administration agreement expenses	578	519
General and administrative expenses	1,021	1,046
Total operating expenses	$13,802	$11,067

Net investment income	$13,547	$8,907

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	$(3,105)	$(15,697)
Net change in unrealized gains (losses) on investments	(4,737)	18,649
Net realized and unrealized gains (losses)	$(7,842)	$2,952

Net increase (decrease) in net assets resulting from operations	$5,705	$11,859

Basic and diluted net investment income per share	$0.44	$0.29
Basic and diluted net increase (decrease) in net assets per share	$0.18	$0.38
Basic and diluted weighted average shares of common stock outstanding	31,011	30,881

Total basic and diluted distributions declared per share	$0.36	$0.36

Weighted Average Portfolio Yield on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended March 31,
	2022	2021
Weighted average portfolio yield on total debt investments(2)	15.5%	13.3%
Coupon income	10.1%	9.7%
Accretion of discount	0.8%	0.9%
Accretion of end-of-term payments	1.8%	1.3%
Impact of prepayments during the period	2.8%	1.4%
_____________
(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.